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                                  [CYTRX LOGO]


FOR ADDITIONAL INFORMATION:

CytRx Corporation:
Carolyn French
Director of Communications
310/826-5648
cfrench@cytrx.com

Investor Relations Group:
Lisa Lindberg/John Nesbett
212/825-3210


              CYTRX REPORTS FOURTH QUARTER AND FISCAL 2003 RESULTS


LOS ANGELES, CA - MAY 14, 2004 - CytRx Corporation (Nasdaq: CYTRE) today announced the results of its operations for the fourth quarter and fiscal year ended December 31, 2003. The company has also now filed its Annual Report on Form 10-K for 2003 with the SEC.

The company reported a net loss of $3.1 million, or $0.09 per share, for the quarter ended December 31, 2003 compared to $2.5 million, or $0.12 per share, for the same period in 2002. Net loss for the year ended December 31, 2003 was $17.8 million, or $0.65 per share, compared to $6.2 million, or $0.39 per share for the same period last year.



Research and development costs were $4.4 million for the year ending December 31, 2003, compared to $0.8 million for 2002.

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Cash and cash equivalents and short-term investments at December, 2003 were
$11.6 million compared to $1.8 million at the end of 2002.

The majority of CytRx's expenses resulted from a strategic decision by the company to focus the company's resources on the development of proprietary RNAi technology for ALS, type 2 diabetes and obesity. In addition, and as previously reported by the company, the company wrote-off its investment in Blizzard Genomics and another development-stage genomics company. This non-cash write off of $5.87 million was taken in the third quarter of 2003, and the company has now filed an amended Form 10-Q to reflect the write-off being made in that quarter.

Commented Steven A. Kriegsman, President and CEO of CytRx, "2003 was an absolutely pivotal year for the company that transformed CytRx into a leader in the RNAi field. We licensed RNAi technology that we feel has the potential to revolutionize the way ALS, type 2 diabetes and obesity may be treated. During the year we funded world-class facilities and scientific talent to support this initiative."

Mr. Kriegsman continued, "Thanks to two private placements, CytRx had a cash position of approximately $12 million at the end of 2003, which gives us the resources to start funding our pre-clinical development for our ALS, obesity and type 2 diabetes programs. We further enhanced our capital structure by electing not to invest further monies in two genomics companies that we felt did not fit with our new corporate strategy."

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Highlights for 2003 include:

        - The company licensed RNAi technology from UMMS for the development of lead drug compounds for use in the treatment of obesity and type 2 diabetes. The research sponsored by CytRx is being led by Michael Czech, Ph.D., an internationally renowned authority in the field of obesity and type 2 diabetes and a founder of the company's CytRx Laboratories, Inc. (formerly known as Araios, Inc.) subsidiary.

        - The company established an exclusive, worldwide, royalty-bearing license agreement with UMMS to use UMMS' RNAi technology to develop a treatment for a form of ALS.

        - The company licensed from UMMS the exclusive worldwide commercial rights to a novel DNA-based HIV vaccine technology. Enrollment of volunteers for a Phase I study of an HIV vaccine that incorporates the company's technology commenced in April 2004, and the company will acquire this vaccine after completion of the Phase I trial.

        - The Company established a subsidiary, CytRx Laboratories, to develop orally active small molecule-based drugs to prevent, treat and cure obesity and type 2 diabetes. Mark A. Tepper, Ph.D., President of CytRx Laboratories, leads a team of world renowned scientific advisors who are working with this subsidiary.

        - CytRx and Massachusetts General Hospital jointly initiated a research program for the use of RNAi in the development of an effective treatment for certain cases of ALS. The research program is led by Robert H. Brown, Jr., M.D., Ph.D., Director of the Cecil B. Day Laboratory for Neuromuscular Research at Massachusetts General Hospital.

        - CytRx entered into an agreement to outlicense its co-polymer technologies, including FLOCOR, Opti-Vax and related anti-infective products, on an exclusive basis to SynthRx, Inc, a Houston-based biopharmaceutical company.

        - During 2003, the company raised approximately $14 million from private placements.

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ABOUT CYTRX CORPORATION

CytRx Corporation is a biopharmaceutical research and development company, based in Los Angeles with a subsidiary in Worcester, Massachusetts. The company is engaged in the development of products, primarily in the area of ribonucleic acid interference (RNAi), for the human health care market, in a variety of therapeutic categories. The company has a broad-based strategic alliance with the University of Massachusetts Medical School to develop novel compounds for obesity, type 2 diabetes, CMV and ALS using RNAi technology. CytRx also licensed from UMMS the rights to a DNA-based HIV vaccine technology. The company also has a research program with Massachusetts General Hospital, Harvard University's teaching hospital, to use RNAi technology to develop a drug for the prevention, treatment or cure of ALS. The company has licensed its TranzFect delivery technology for DNA-based vaccines for certain diseases. For more information, visit CytRx's website at www.cytrx.com.


This press release may contain forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the early stage of CytRx's diabetes, obesity, CMV and ALS research, the need for future clinical testing of any RNAi-based products that may be developed by CytRx, the significant time and expense that will be incurred in developing any of the potential commercial applications for CytRx's RNAi technology, CytRx's potential need for additional capital, risks relating to the enforceability of any patents covering CytRx's products and to the possible infringement of third party patents by those products, the impact of third party reimbursement policies on the use of and pricing for CytRx's products, and the potential impact of pending or future legal proceedings. Additional uncertainties and risks are described in CytRx's most recently filed SEC documents, such as its most recent annual report on Form 10-K. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                                      # # #

                                CYTRX CORPORATION

                    CONDENSED CONSOLIDATED FINANCIAL SUMMARY


STATEMENTS OF OPERATIONS

                                                     THREE MONTHS ENDED                             YEAR ENDED
                                                         DECEMBER 31,                               DECEMBER 31,
                                                    2003                 2002                2003                2002
                                                ------------        ------------        ------------        ------------
                                                  (Unaudited)        (Unaudited)
INCOME:
    Service revenues                            $         --        $         --        $         --        $     22,453
    License fees                                      90,000              50,000              94,000           1,051,000
    Grant revenue                                         --                  --                  --              46,144
                                                ------------        ------------        ------------        ------------
                                                      90,000              50,000              94,000           1,119,597
                                                ------------        ------------        ------------        ------------


EXPENSES:
    Cost of service revenues                              --                  --                  --              11,287
    Research & development (includes
       non-cash stock compensation of
       $2,902,484 in 2003)                           655,632             268,845           4,387,599             767,102

    Common stock, stock options and
       warrants issued for selling,
       general and administrative                  1,326,404                  --           3,148,047             229,550

    Selling, general and administrative            1,266,492             374,962           3,840,620           1,703,402
    Depreciation and amortization                      1,855             189,980               2,130             793,563
    Severance and other contractual
       payments to officers                               --                  --                  --           1,822,454
    Asset impairment charge                               --             920,939                  --             920,939
    Loss on facility abandonment                          --             477,686                  --             477,686
                                                ------------        ------------        ------------        ------------
                                                   3,250,383           2,232,412          11,378,396           6,725,983
                                                ------------        ------------        ------------        ------------
Loss before other income                          (3,160,383)         (2,182,412)        (11,284,396)         (5,606,386)


OTHER INCOME-
    Interest income                                   34,772              12,671              82,064              95,508
                                                ------------        ------------        ------------        ------------
                                                  (3,125,611)         (2,169,741)        (11,202,332)         (5,510,878)
Equity in losses from minority-owned
   entity                                                 --            (349,009)         (6,662,031)           (664,758)
Minority interest in losses of subsidiary             17,945                  --              19,763                  --
                                                ------------        ------------        ------------        ------------
Net loss                                        $ (3,107,666)       $ (2,518,750)       $(17,844,600)       $ (6,175,636)
                                                ============        ============        ============        ============

Basic and diluted loss per common share                (0.09)              (0.12)              (0.65)              (0.39)
                                                ============        ============        ============        ============

Basic and diluted weighted average
   shares outstanding                             33,688,570          21,510,111          27,324,794          16,004,155
                                                ============        ============        ============        ============

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                                CYTRX CORPORATION
                    CONDENSED CONSOLIDATED FINANCIAL SUMMARY


BALANCE SHEET HIGHLIGHTS
(IN THOUSANDS)

                                     DECEMBER 31,   DECEMBER 31,
                                        2003            2002
                                     ------------   ------------
Cash and short-term investments       $11,644       $ 1,789
Total assets                          $12,324       $ 9,284
Total liabilities                     $ 1,801       $ 1,324
Common shares outstanding              34,392        22,144